SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  May 21, 2002
                Date of report (Date of earliest event reported)


                              POORE BROTHERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                        1-14556                  86-0786101
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
               (Address of Principal Executive Offices)(Zip Code)


                                 (623) 932-6200
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

On May 21, 2002, Poore Brothers, Inc. ("Poore Brothers") and BFS Special Opportunities Trust PLC ("BFS") executed a Waiver and Amendment No. 1 to Share Purchase Agreement (the "Amendment"). The Amendment modifies the Share Purchase Agreement dated December 27, 2001, by and between Poore Brothers and BFS, which was entered into in connection with the December 2001 purchase by BFS of 586,855 shares (the "Shares") of Poore Brothers' common stock, par value $0.01 per share, in a private placement transaction. (The Share Purchase Agreement was filed by Poore Brothers with the Commission in January 2002 as an exhibit to a Current Report on Form 8-K.) Pursuant to the Amendment, BFS has waived a requirement in the Share Purchase Agreement that Poore Brothers file a registration statement with the Commission within a period of 120 days after the closing of the private placement transaction, for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act"); and, in consideration therefor, Poore Brothers has granted BFS a one-time "demand" registration right pursuant to which BFS may require Poore Brothers to register the Shares under the Securities Act in the future.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

     Exhibit No.                           Exhibit
     -----------                           -------

        10.1 Waiver and Amendment No. 1 to Share Purchase Agreement dated as of April 25, 2002, by and between Poore Brothers, Inc. and BFS Special Opportunities Trust PLC.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 29, 2002                      POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            --------------------------------
                                            Thomas W. Freeze
                                            Senior Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                                Exhibit
-----------                                -------

   10.1 Waiver and Amendment No. 1 to Share Purchase Agreement dated as of April 25, 2002, by and between Poore Brothers, Inc. and BFS Special Opportunities Trust PLC.